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                                                                     EXHIBIT 10P

                        INDEPENDENT CONSULTANT AGREEMENT


DATE:          November 1, 1996

PARTIES:       WHOLESOME & HEARTY FOODS, INC.                           ("WHFI")
                 an Oregon corporation
               975 S.E. Sandy Boulevard, Suite 201
               Portland, Oregon 97214

               E. KAY STEPP                                            ("Stepp")
               c/o Executive Solutions
               25-6 N.W. 23rd Place, No. 185
               Portland, Oregon 97210-3534


                                    RECITALS:

     A. Stepp is a member, and currently serves as Chair, of the Board of Directors of WHFI (the "Board of Directors");

     B. Stepp, who owns and operates her own independent management consulting business, has been providing certain management services to the Board of Directors over the past year;

     C.   Stepp's current contract with WHFI expires on October 31, 1996; and

     D. WHFI desires to continue to retain Stepp as an independent consultant to provide management services to the Board of Directors;

     NOW, THEREFORE, in consideration of the mutual promises and conditions contained herein, the parties agree as follows:

1. MANAGEMENT SERVICES. WHFI hereby retains Stepp as an independent contractor to provide management services to the Board of Directors, and Stepp hereby agrees to provide such services in accordance with the terms and conditions set forth herein.

2. TERM. This Agreement shall commence on November 1, 1996 and shall terminate on the earlier of (i) the date Stepp resigns as Chair of the Board of Directors, (ii) the date Stepp is removed as Chair of the Board of Directors,
(iii) the date of Stepp's death, or (iv) April 30, 1998.

3. DUTIES. Stepp shall perform the following duties and responsibilities as an independent consultant to the Board of Directors:

     3.1 Stepp shall, as Chair of the Board of Directors, preside at all meetings of the Board of Directors and all meetings of its shareholders. Stepp shall prepare agendas for, and


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convene and conduct, all regular and special meetings of the Board of Directors.

     3.2 Stepp shall provide leadership to the Board of Directors in reviewing and deciding upon matters which exert major influence on the manner in which WHFI's business is conducted.

     3.3 Stepp shall act in a general advisory capacity, and shall give counsel to, the CEO and other officers of WHFI on all matters concerning the management and interests of WHFI. Stepp shall review all major corporate activities and plans with the CEO so as to insure conformity with the Board of Directors' view on corporate policy.

     3.4 Stepp shall work to insure regular communication, and facilitate mutual understanding, between the officers and directors of WHFI.

     3.5 Stepp shall individually and collectively counsel with members of the Board of Directors so as to utilize their capacities to the fullest extent necessary to secure optimum benefits for WHFI.

     3.6 Stepp shall make nominations to the Board of Directors with respect to who should serve as members of all committees of the Board of Directors. Stepp shall serve as an ex-officio member of all committees of the Board of Directors and shall assist the respective Chairs of all committees as necessary and appropriate. Stepp shall serve as Chair of the Executive Committee.

     3.7 Stepp shall make nominations to the Board of Directors with respect to who should serve as officers of WHFI.

     3.8 Stepp shall participate in outside activities which will enhance WHFI's prestige and fulfill WHFI's public obligations as a member of the industry and the community.

     3.9 Stepp shall carry out special assignments in collaboration with the CEO, and perform such other duties and responsibilities as may be assigned to her from time to time by the CEO or Board of Directors.

4.   COMPENSATION.

     4.1 MONTHLY FEE. WHFI shall pay Stepp, as compensation for the consulting services rendered hereunder, a flat monthly fee of $4,083.33, which is the equivalent of $49,000 per year, payable on the last business day of each calendar month, commencing November 30, 1996. WHFI and Stepp agree that such flat monthly fee shall be subject to review and adjustment as provided in
Section 4.2 below.

     4.2 REVIEW/ADJUSTMENT OF MONTHLY FEE. WHFI and Stepp acknowledge that the flat monthly fee set forth in Section 4.1 above is based on the assumption that Stepp will be expending approximately 350 hours per year in the performance of her duties hereunder. Stepp has been keeping time records over the past six months, and shall continue to keep time records over the next three months as to the hours spent in performing her duties hereunder, and provide a copy of such time records to the Board of Directors. The Board of Directors and Stepp shall review such time records at the Board of Directors meeting in February, 1997 and shall, in the event they determine, based on such review, that the flat monthly fee needs to be adjusted,


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mutually adjust the same as appropriate, effective April 1, 1997.  Stepp shall not be required to keep time records after said initial three-month period, as WHFI recognizes and acknowledges that the hours rendered by Stepp will fluctuate from month to month and desire to compensate Stepp on a flat monthly fee basis, rather than requiring Stepp to maintain time records throughout the term of this Agreement and paying her on a hourly basis. In the event the Board of Directors and Stepp are unable to reach mutual agreement at their meeting in February, 1997 as to the adjustment, if any, to the flat monthly fee, then either party may, notwithstanding any other provision herein to the contrary, terminate this Agreement, effective April 1, 1997, by sending written notice of termination to the other.

5.   STOCK OPTIONS.

     5.1 AUTOMATIC GRANT OF DIRECTOR STOCK OPTIONS. Pursuant to the provisions of Section 4 of the WHFI 1992 First Amended and Restated Combination Stock Option Plan, Stepp shall receive, so long as she remains a member of the Board of Directors of WHFI and does not become an employee of WHFI, an automatic grant of a nonstatutory stock option each year, as of the date of WHFI's annual meeting of shareholders, to purchase 3,000 shares of common stock of WHFI.

     5.2 IMMEDIATE GRANT OF ADDITIONAL STOCK OPTIONS. WHFI shall grant Stepp a nonstatutory stock option under the WHFI 1992 First Amended and Restated Combination Stock Option Plan, effective as of the date of mutual execution of this Agreement, to purchase 7,500 shares of common stock of WHFI. The exercise price of such option shall be the fair market of the common stock of WHFI on the last trading date immediately preceding November 1, 1996. Such option shall vest and become fully exercisable six months after the date of grant. The terms and conditions of such option are set forth in the Nonstatutory Stock Option Agreement attached hereto as Exhibit A, which the parties shall execute simultaneously herewith.

     5.3 FUTURE CONTINGENT GRANT OF STOCK OPTION. WHFI shall, subject to the review and approval of the Executive Personnel and Compensation Committee of the Board of Directors, grant Stepp a nonstatutory stock option under the WHFI 1992 First Amended and Restated Combination Stock Option Plan on November 1, 1997 to purchase 7,500 shares of the common stock of WHFI, provided Stepp is still serving as Chair of the Board of Directors, and this Agreement is still in effect, on November 1, 1997. The exercise price of such option shall be the fair market of the common stock of WHFI on the last trading date immediately preceding November 1, 1997. Such option shall vest and become fully exercisable six months after the date of grant. The terms and conditions of such option shall be substantially the same as those set forth in the Nonstatutory Stock Option Agreement attached hereto as Exhibit A.

6.   INDEPENDENT CONTRACTOR RELATIONSHIP.

     6.1 Notwithstanding anything express or implied herein to the contrary, the parties acknowledge and agree that Stepp is acting as an independent contractor, and for all purposes shall be deemed to be an independent contractor within the meaning of the Internal Revenue Code of 1986, as now in effect or as may hereafter be amended, in providing the management consulting services under this Agreement.

     6.2 Stepp accepts full and complete responsibility for filing all tax returns and paying all taxes which may be required or due for compensation received from WHFI under the terms of


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this Agreement, including by way of illustration but not limitation, all federal and state income taxes, Social Security taxes, unemployment insurance taxes, and any and all other taxes required by law.

     6.3 Stepp represents and warrants to WHFI that she is regularly engaged in the business of providing management consulting services. Stepp shall determine, and shall be in sole control of, the methods, details and means used in providing the management consulting services under this Agreement. Stepp shall choose the time and manner for performing such services according to her own routines and schedules, independent from WHFI's business operations.

7.   MISCELLANEOUS.

     7.1 ENTIRE AGREEMENT. This document is the entire, final and complete Agreement and understanding of the parties with respect to the subject matter hereof, and supersedes and replaces all written and oral agreements and understandings heretofore made or existing by and between the parties or their representatives with respect thereto.

     7.2 WAIVER. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     7.3 BINDING EFFECT. All rights, remedies and liabilities herein given to or imposed upon the parties shall extend to, inure to the benefit of and bind, as the circumstances may require, the parties and their respective heirs, personal representatives, administrators and successors.

     7.4 NOTICES. Any notice of other communication required or permitted under this Agreement shall be in writing and shall be deemed given on the date of transmission when sent by telex or facsimile transmission, on the third business day after the date of mailing when mailed by certified mail, postage prepaid, return receipt requested, from within the United States, or on the date of actual delivery, whichever is the earliest, and shall be sent to the parties at the addresses shown on the first page of this Agreement, or at such other address as either party may hereafter designate by written notice to the other.

     7.5 AMENDMENT. No supplement, modification or amendment to this Agreement shall be valid, unless the same is in writing and signed by all parties hereto.

     7.6 SEVERABILITY. In the event any provision or portion of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected or invalidated thereby.

     7.7 ATTORNEY'S FEES. In the event any suit, action or other legal proceeding shall be instituted to declare or enforce any right created by this Agreement, or by reason of any breach of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees as fixed by the trial court and all appellate courts.

     7.8 GOVERNING LAW. This Agreement, and its formation, operation and performance, shall be governed, construed and enforced in accordance with the laws of the State of Oregon, without regard to its conflict of law principles.


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     IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate on December ___, 1996, retroactively effective November 1, 1996.

                              WHOLESOME & HEARTY FOODS, INC., an
                                Oregon corporation

                              By:
                                 ---------------------------


                              ------------------------------
                                       E. Kay Stepp


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